Exhibit 99.2

FOURTH QUARTER 2018 Exhibit 99.2

2 Mike Salop 2 Senior Vice President, Investor Relations 2

3 Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2017. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivatives transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

4 Hikmet Ersek 4 President & Chief Executive Officer 4

5*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Overview Returned over $740 million to shareholders for the full year Consumer money transfer revenue decreased 1%, or increased 1% constant currency* Westernunion.com money transfer transactions accelerated to 25% growth Business Solutions revenue grew 3%, or 5% constant currency*; Bill payments results mixed Solid operating margin and operating cash flow Stable results in the fourth quarter

6 Overview Driving digital growth and expansion Penetrating new cross-border opportunities Increasing operating efficiencies 2019 Strategic Priorities

7 Raj Agrawal 7 Executive Vice President & Chief Financial Officer 77

Consolidated revenues of $1.4 billion declined 3%, or increased 2% constant currency*, compared to the prior year period 8*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue Q4

9*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q4 ▪ 80% of Company revenue ▪ Revenues declined 1%, or increased 1% constant currency* ▪ Total transactions increased 4% ▪ Cross-border principal increased 5%, or 8% constant currency*

10*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q4 2018 Regions Revenue Change Constant Currency Rev. Change* Transaction Change % of C2C Revenue North America 0% 0% 2% 37% Europe and CIS 1% 2% 8% 32% MEASA(7%) (6%) 3% 15% LACA 0% 16% 11% 9% APAC(9%) (8%) (4%) 7% Total C2C (1%) 1% 4% 100% Included in C2C regions above: westernunion.com 21% 22% 25% 12%

11*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Business Solutions and Other Q4 Business Solutions (B2B) ▪ 7% of Company revenue ▪ Revenue increased 3%, or 5% constant currency* Other (primarily bill payments businesses in the U.S. & Argentina) ▪ 13% of Company revenue ▪ Revenue decreased 11%, or increased 10% constant currency*

12*Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Expenses related to the Business Solutions non-cash goodwill impairment charge, WU Way expenses and expenses related to the NYDFS settlement are not included in the operating segment results. Operating Margin Q4 GAAP margin in the prior year period includes a non- cash goodwill impairment charge related to Business Solutions, WU Way expenses and expenses related to the NYDFS settlement -17.5% 18.0% 19.3% Q4 2017 Q4 2017 Q4 2018 ADJUSTED*GAAPAdjusted operating margin expansion driven by lower bad debt, marketing, and incentive compensation expenses, which were partially offset by higher other corporate expenses and technology spending

13 C2C Operating Margin Q4 21.5% 23.3% Q4 2017 Q4 2018 Operating margin increase was driven by lower bad debt, marketing, and incentive compensation expenses, which were partially offset by higher technology spending

14 B2B Operating Margin Q4 ▪ Depreciation and amortization of approximately $10 million in the current period and $11 million in the prior year period -3.2% 5.4% Q4 2017 Q4 2018 Operating margin increased primarily due to high technology and other operating expenses in the fourth quarter of 2017 EBITDA* margin was 16.2% in the quarter compared to 8.1% in the prior year period *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Expenses related to the Business Solutions non-cash goodwill impairment charge, WU Way expenses and expenses related to the NYDFS settlement are not included in the operating segment results.

15 Other Operating Margin Q4 (Primarily consists of payments businesses in the U.S. & Argentina) 7.9% 1.8% Q4 2017 Q4 2018 Operating margin decline was primarily due to lower revenue and higher corporate expenses

16 Other Financial Highlights Year Ended December 31, 2018 Cash Flow from Operations $821 million Capital Expenditures $339 million Stock Repurchases $399 million Dividends Paid $342 million Cash Balance, December 31, 2018 $973 million Debt Outstanding, December 31, 2018 $3.4 billion

17 2019 Outlook Revenue Low single-digit GAAP revenue decrease to a low single- digit increase Low single-digit constant currency revenue increase (excluding any benefit related to Argentina inflation) Operating Profit Margin Operating margin of approximately 20% Earnings per Share EPS in a range of $1.83 to $1.95 Cash Flow Cash flow from operating activities of approximately $1 billion

Questions and Answers 18

19 Appendix 19 Fourth Quarter 2018 Earnings Webcast & Conference Call 19

Non-GAAP Measures Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; operating margin, excluding the impact from goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses (as defined in the notes below); EBITDA margin; adjusted EBITDA margin, excluding the impact from goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses; diluted EPS, excluding the impact from goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses, and Tax Act (as defined in the notes below); effective tax rate, excluding the impact from goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses, and Tax Act; Consumer-to-Consumer segment revenue change, constant currency adjusted; Consumer-to-Consumer segment principal per transaction change, constant currency adjusted; Consumer-to-Consumer segment cross-border principal change, constant currency adjusted; Consumer-to-Consumer segment region and westernunion.com revenue change, constant currency adjusted; Business Solutions segment revenue change, constant currency adjusted; Business Solutions segment EBITDA margin; and Other revenue change, constant currency adjusted. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts. Amounts included below are in millions, unless indicated otherwise. 20

Reconciliation of Non-GAAP Measures

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,438.3	$ 5,524.3	$ 1,389.4	$ 1,411.1	$ 1,387.8	$ 1,401.6	$ 5,589.9
Foreign currency translation impact (a)	(5.5)	61.3	(18.9)	9.1	52.8	68.9	111.9
Revenues, constant currency adjusted	$ 1,432.8	$ 5,585.6	$ 1,370.5	$ 1,420.2	$ 1,440.6	$ 1,470.5	$ 5,701.8
Prior year revenues, as reported (GAAP)	$ 1,371.7	$ 5,422.9	$ 1,302.4	$ 1,378.9	$ 1,404.7	$ 1,438.3	$ 5,524.3
Revenue change, as reported (GAAP)	5 %	2 %	7 %	2 %	(1) %	(3) %	1 %
Revenue change, constant currency adjusted	4 %	3 %	5 %	3 %	3 %	2 %	3 %
Operating income/(loss), as reported (GAAP) (i)	$ (251.9)	$ 475.8	$ 264.9	$ 283.6	$ 302.6	$ 271.0	$ 1,122.1
Foreign currency translation impact (a)	13.3	44.0	3.4	2.9	7.2	4.6	18.1
Goodwill impairment (b)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
NYDFS Consent Order (c)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
Joint Settlement Agreements (d)	—	8.0	N/A	N/A	N/A	N/A	N/A
WU Way business transformation expenses (e)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
Operating income, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 271.6	$ 1,146.2	$ 268.3	$ 286.5	$ 309.8	$ 275.6	$ 1,140.2
Prior year operating income, excluding NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 271.5	$ 1,108.3	$ 254.4	$ 299.4	$ 290.1	$ 258.3	$ 1,102.2
Operating income change, as reported (GAAP)	19 %	(2) %	10 %	32 %	11 %	208 %	136 %
Operating income change, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	0 %	3 %	5 %	(4) %	7 %	7 %	3 %
Operating income/(loss), as reported (GAAP) (i)	$ (251.9)	$ 475.8	$ 264.9	$ 283.6	$ 302.6	$ 271.0	$ 1,122.1
Goodwill impairment (b)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
NYDFS Consent Order (c)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
Joint Settlement Agreements (d)	—	8.0	N/A	N/A	N/A	N/A	N/A
WU Way business transformation expenses (e)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
Operating income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 258.3	$ 1,102.2	$ 264.9	$ 283.6	$ 302.6	$ 271.0	$ 1,122.1
Operating margin, as reported (GAAP) (i)	(17.5) %	8.6 %	19.1 %	20.1 %	21.8 %	19.3 %	20.1 %
Operating margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	18.0 %	20.0 %	19.1 %	20.1 %	21.8 %	19.3 %	20.1 %

21

Reconciliation of Non-GAAP Measures

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consolidated Metrics cont.							
Operating income/(loss), as reported (GAAP) (i)	$ (251.9)	$ 475.8	$ 264.9	$ 283.6	$ 302.6	$ 271.0	$ 1,122.1
Reversal of depreciation and amortization	65.8	262.9	66.7	65.7	63.6	68.7	264.7
EBITDA (g)	$ (186.1)	$ 738.7	$ 331.6	$ 349.3	$ 366.2	$ 339.7	$ 1,386.8
Goodwill impairment (b)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
NYDFS Consent Order (c)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
Joint Settlement Agreements (d)	—	8.0	N/A	N/A	N/A	N/A	N/A
WU Way business transformation expenses (e)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
Adjusted EBITDA, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 324.1	$ 1,365.1	$ 331.6	$ 349.3	$ 366.2	$ 339.7	$ 1,386.8
Operating margin, as reported (GAAP) (i)	(17.5) %	8.6 %	19.1 %	20.1 %	21.8 %	19.3 %	20.1 %
EBITDA margin	(13.0) %	13.4 %	23.9 %	24.7 %	26.4 %	24.2 %	24.8 %
Adjusted EBITDA margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	22.5 %	24.7 %	23.9 %	24.7 %	26.4 %	24.2 %	24.8 %
Net income/(loss), as reported (GAAP)	$ (1,120.9)	$ (557.1)	$ 213.6	$ 217.6	$ 208.6	$ 212.1	$ 851.9
Goodwill impairment (b)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
NYDFS Consent Order (c)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
Joint Settlement Agreements (d)	—	8.0	N/A	N/A	N/A	N/A	N/A
WU Way business transformation expenses (e)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
Income tax benefit from Goodwill impairment (b)	(17.2)	(17.2)	N/A	N/A	N/A	N/A	N/A
Income tax benefit from Joint Settlement Agreements (d)	—	(2.9)	N/A	N/A	N/A	N/A	N/A
Income tax benefit from WU Way business transformation expenses (e)	(11.1)	(31.1)	N/A	N/A	N/A	N/A	N/A
Income tax expense/(benefit) from Tax Act (f)	828.3	828.3	(6.0)	(6.2)	26.6	8.1	22.5
Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax benefit and Tax Act	1,310.2	1,403.5	(6.0)	(6.2)	26.6	8.1	22.5
Net income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	$ 189.3	$ 846.4	$ 207.6	$ 211.4	$ 235.2	$ 220.2	$ 874.4

22

Reconciliation of Non-GAAP Measures

WesternUnion WU

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consolidated Metrics cont.							
Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($- dollars)	$ (2.44)	$ (1.19)	$ 0.46	$ 0.47	$ 0.46	$ 0.48	$ 1.87
EPS impact as a result of Goodwill impairment ($- dollars) (b)	$ 1.01	$ 1.00	N/A	N/A	N/A	N/A	N/A
EPS impact as a result of NYDFS Consent Order ($- dollars) (c)	$ 0.02	$ 0.13	N/A	N/A	N/A	N/A	N/A
EPS impact as a result of Joint Settlement Agreements ($- dollars) (d)	$ —	$ 0.02	N/A	N/A	N/A	N/A	N/A
EPS impact as a result of WU Way business transformation expenses ($- dollars) (e)	$ 0.08	$ 0.20	N/A	N/A	N/A	N/A	N/A
EPS impact from income tax benefit from Goodwill impairment ($- dollars) (b)	$ (0.04)	$ (0.04)	N/A	N/A	N/A	N/A	N/A
EPS impact from income tax benefit from Joint Settlement Agreements ($- dollars) (d)	$ —	$ (0.01)	N/A	N/A	N/A	N/A	N/A
EPS impact from income tax benefit from WU Way business transformation expenses ($- dollars) (e)	$ (0.02)	$ (0.07)	N/A	N/A	N/A	N/A	N/A
EPS impact as a result of Tax Act ($- dollars) (f)	$ 1.80	$ 1.76	$ (0.01)	$ (0.01)	$ 0.06	$ 0.01	$ 0.05
EPS impact as a result of Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax benefit and Tax Act ($- dollars)	$ 2.85	$ 2.99	$ (0.01)	$ (0.01)	$ 0.06	$ 0.01	$ 0.05
Diluted EPS, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act ($- dollars)	$ 0.41	$ 1.80	$ 0.45	$ 0.46	$ 0.52	$ 0.49	$ 1.92
Diluted weighted-average shares outstanding (h)	462.9	470.9	463.6	459.6	449.0	445.4	454.4
Effective tax rate, as reported (GAAP)	(288) %	260 %	9 %	15 %	22 %	10 %	14 %
Impact from Goodwill impairment (b)	773 %	(146) %	N/A	N/A	N/A	N/A	N/A
Impact from NYDFS Consent Order (c)	(29) %	(8) %	N/A	N/A	N/A	N/A	N/A
Impact from Joint Settlement Agreements (d)	0 %	(1) %	N/A	N/A	N/A	N/A	N/A
Impact from WU Way business transformation expenses (e)	(67) %	(7) %	N/A	N/A	N/A	N/A	N/A
Impact from Tax Act (f)	(375) %	(85) %	2 %	2 %	(10) %	(4) %	(2) %
Effective tax rate, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	14 %	13 %	11 %	17 %	12 %	6 %	12 %

23

Reconciliation of Non-GAAP Measures

WesternUnion WU

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,144.5	$ 4,354.5	$ 1,091.0	$ 1,127.5	$ 1,107.4	$ 1,127.7	$ 4,453.6
Foreign currency translation impact (a)	(9.0)	37.7	(26.4)	(9.6)	18.7	23.9	6.6
Revenues, constant currency adjusted	$ 1,135.5	$ 4,392.2	$ 1,064.6	$ 1,117.9	$ 1,126.1	$ 1,151.6	$ 4,460.2
Prior year revenues, as reported (GAAP)	$ 1,092.5	$ 4,304.6	$ 1,015.0	$ 1,087.3	$ 1,107.7	$ 1,144.5	$ 4,354.5
Revenue change, as reported (GAAP)	5 %	1 %	7 %	4 %	0 %	(1) %	2 %
Revenue change, constant currency adjusted	4 %	2 %	5 %	3 %	2 %	1 %	2 %
Principal per transaction, as reported ($- dollars)	$ 300	$ 297	$ 307	$ 306	$ 308	$ 301	$ 305
Foreign currency translation impact ($- dollars) (a)	(6)	(1)	(10)	(4)	5	7	—
Principal per transaction, constant currency adjusted ($- dollars)	$ 294	$ 296	$ 297	$ 302	$ 313	$ 308	$ 305
Prior year principal per transaction, as reported ($- dollars)	$ 292	$ 298	$ 292	$ 293	$ 302	$ 300	$ 297
Principal per transaction change, as reported	3 %	0 %	5 %	5 %	2 %	0 %	3 %
Principal per transaction change, constant currency adjusted	0 %	(1) %	2 %	3 %	4 %	3 %	3 %
Cross-border principal, as reported ($- billions)	$ 19.5	$ 74.5	$ 18.9	$ 20.4	$ 20.1	$ 20.5	$ 79.9
Foreign currency translation impact ($- billions) (a)	(0.4)	(0.2)	(0.7)	(0.2)	0.3	0.4	(0.2)
Cross-border principal, constant currency adjusted ($- billions)	$ 19.1	$ 74.3	$ 18.2	$ 20.2	$ 20.4	$ 20.9	$ 79.7
Prior year cross-border principal, as reported ($- billions)	$ 18.3	$ 72.5	$ 17.3	$ 18.7	$ 19.0	$ 19.5	$ 74.5
Cross-border principal change, as reported	6 %	3 %	9 %	9 %	6 %	5 %	7 %
Cross-border principal change, constant currency adjusted	4 %	2 %	5 %	8 %	7 %	8 %	7 %

24

Reconciliation of Non-GAAP Measures

WesternUnion WU

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consumer-to-Consumer Segment cont.							
NA region revenue change, as reported (GAAP)	3 %	2 %	4 %	3 %	2 %	0 %	2 %
NA region foreign currency translation impact (a)	0 %	1 %	0 %	0 %	0 %	0 %	0 %
NA region revenue change, constant currency adjusted	3 %	3 %	4 %	3 %	2 %	0 %	2 %
EU & CIS region revenue change, as reported (GAAP)	6 %	1 %	14 %	9 %	3 %	1 %	7 %
EU & CIS region foreign currency translation impact (a)	(4) %	1 %	(9) %	(5) %	1 %	1 %	(3) %
EU & CIS region revenue change, constant currency adjusted	2 %	2 %	5 %	4 %	4 %	2 %	4 %
MEASA region revenue change, as reported (GAAP)	1 %	(8) %	0 %	(4) %	(7) %	(7) %	(5) %
MEASA region foreign currency translation impact (a)	(1) %	1 %	(1) %	(1) %	1 %	1 %	1 %
MEASA region revenue change, constant currency adjusted	0 %	(7) %	(1) %	(5) %	(6) %	(6) %	(4) %
LACA region revenue change, as reported (GAAP)	21 %	22 %	20 %	11 %	2 %	0 %	8 %
LACA region foreign currency translation impact (a)	2 %	1 %	5 %	9 %	14 %	16 %	11 %
LACA region revenue change, constant currency adjusted	23 %	23 %	25 %	20 %	16 %	16 %	19 %
APAC region revenue change, as reported (GAAP)	0 %	(2) %	2 %	(5) %	(10) %	(9) %	(6) %
APAC region foreign currency translation impact (a)	0 %	2 %	(2) %	0 %	1 %	1 %	0 %
APAC region revenue change, constant currency adjusted	0 %	0 %	0 %	(5) %	(9) %	(8) %	(6) %
westernunion.com revenue change, as reported (GAAP)	22 %	23 %	23 %	22 %	19 %	21 %	21 %
westernunion.com foreign currency translation impact (a)	0 %	1 %	(3) %	(1) %	1 %	1 %	0 %
westernunion.com revenue change, constant currency adjusted	22 %	24 %	20 %	21 %	20 %	22 %	21 %

25

Reconciliation of Non-GAAP Measures

WesternUnion WU

	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 94.3	$ 383.9	$ 96.7	$ 93.1	$ 100.2	$ 96.8	$ 386.8
Foreign currency translation impact (a)	(3.0)	1.8	(4.8)	(2.7)	2.3	2.6	(2.6)
Revenues, constant currency adjusted	$ 91.3	$ 385.7	$ 91.9	$ 90.4	$ 102.5	$ 99.4	$ 384.2
Prior year revenues, as reported (GAAP)	$ 98.8	$ 396.0	$ 93.6	$ 96.6	$ 99.4	$ 94.3	$ 383.9
Revenue change, as reported (GAAP)	(4) %	(3) %	3 %	(4) %	1 %	3 %	1 %
Revenue change, constant currency adjusted	(8) %	(3) %	(2) %	(6) %	3 %	5 %	0 %
Operating income/(loss), as reported (GAAP) (i)	$ (3.0)	$ 13.8	$ 2.8	$ 1.1	$ 14.3	$ 5.2	$ 23.4
Reversal of depreciation and amortization	10.7	42.5	10.6	10.5	10.4	10.4	41.9
EBITDA (g)	$ 7.7	$ 56.3	$ 13.4	$ 11.6	$ 24.7	$ 15.6	$ 65.3
Operating income margin, as reported (GAAP) (i)	(3.2) %	3.6 %	2.9 %	1.2 %	14.2 %	5.4 %	6.1 %
EBITDA margin	8.1 %	14.7 %	13.8 %	12.6 %	24.6 %	16.2 %	16.9 %
Other (primarily bill payments businesses in United States and Argentina)							
Revenues, as reported (GAAP)	$ 199.5	$ 785.9	$ 201.7	$ 190.5	$ 180.2	$ 177.1	$ 749.5
Foreign currency translation impact (a)	6.5	21.8	12.3	21.4	31.8	42.4	107.9
Revenues, constant currency adjusted	$ 206.0	$ 807.7	$ 214.0	$ 211.9	$ 212.0	$ 219.5	$ 857.4
Prior year revenues, as reported (GAAP)	$ 180.4	$ 722.3	$ 193.8	$ 195.0	$ 197.6	$ 199.5	$ 785.9
Revenue change, as reported (GAAP)	11 %	9 %	4 %	(2) %	(9) %	(11) %	(5) %
Revenue change, constant currency adjusted	14 %	12 %	10 %	9 %	7 %	10 %	9 %

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Reconciliation of Non-GAAP Measures (a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends. (b) Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management’s expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law ("Tax Act") eliminated any fair value associated with these cash management strategies. This charge has been excluded from segment operating income, as this charge has been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. (c) Represents the impact from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS") related to matters identified as part of the Joint Settlement Agreements (referred to above as the "NYDFS Consent Order" or the "NYDFS Settlement"), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. (d) Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. Non-GAAP related notes: 27

Reconciliation of Non-GAAP Measures (e) Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives ("WU Way business transformation expenses"). Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter in 2017. As of December 31, 2017, expenses associated with the WU Way initiative were effectively complete. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. (f) Represents the impact to our provision for income taxes related to the Tax Act, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act. (g) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. (h) For the three months and twelve months ended December 31, 2017, non-GAAP diluted weighted-average shares outstanding includes 3.3 million and 3.0 million shares, respectively. These shares are excluded from the Company's GAAP diluted weighted-average shares outstanding, as they are anti-dilutive due to the Company's GAAP net losses for the respective periods. (i) On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of a defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in increases to operating income in the amount of $0.6 million for each quarter of 2017, $2.4 million for the year ended December 31, 2017, $0.8 million for each of the first, second, and fourth quarters of 2016, $0.9 million for the third quarter of 2016, and $3.3 million for the year ended December 31, 2016. Non-GAAP related notes continued: 28